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                                                                    EXHIBIT 15.1




August 16, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that AirTouch Communications, Inc. has incorporated by reference our reports dated May 10, 1996 and August 8, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) into the Registration Statement on Form S-8 to be filed on or about August 19, 1996. We are also aware of our responsibilities under the Securities Act of 1933.

Very truly yours,



/s/Price Waterhouse LLP

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